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           Consent of Independent Registered Public Accounting Firm

   We consent to the references to our firm under the captions "Experts" in the Prospectus and "Independent Registered Public Accounting Firm" in the Statement of Additional Information in Post-Effective Amendment Number 36 to the Registration Statement (Form N-4, No. 33-19836) of Keynote Series Account and to the inclusion of our report, dated February 27, 2015, on Keynote Series Account (comprising, respectively, Money Market, Inflation-Protected Securities, Core Bond, Balanced, Large Value, Large Growth and Calvert Subaccount) included in its Annual Report for the fiscal year ended December 31, 2014.

   We also consent to the incorporation by reference of our report, dated February 26, 2015, on Transamerica Partners Portfolios (comprising, respectively, the Money Market Portfolio, High Quality Bond Portfolio, Inflation-Protected Securities Portfolio, Core Bond Portfolio, High Yield Bond Portfolio, Balanced Portfolio, Large Value Portfolio, Large Core Portfolio, Large Growth Portfolio, Mid Value Portfolio, Mid Growth Portfolio, Small Value Portfolio, Small Core Portfolio, Small Growth Portfolio and International Equity Portfolio) included in its Annual Report for the fiscal year ended December 31, 2014.

                                                          /s/ ERNST & YOUNG LLP

Boston, Massachusetts
April 30, 2015

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           Consent of Independent Registered Public Accounting Firm

   We hereby consent to the use in this Registration Statement on Form N-4 (File No. 33-19836) of our report dated April 27, 2015, relating to the statutory financial statements and financial statement schedules of MONY Life Insurance Company (prepared using accounting practices prescribed or permitted by the New York State Department of Financial Services), which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" and the heading "Independent Registered Public Accounting Firm" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Birmingham, Alabama
April 30, 2015